UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13925 Ballantyne Corporate Place, Suite 400
Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 869-4600
__________
Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2015, Curtiss-Wright Corporation (the “Company”) entered into a Third Amendment to Third Amended and Restated Credit Agreement among the Company and Certain Subsidiaries as Borrowers; the Lenders party thereto; Bank of America N.A., as Administrative Agent, Swingline Lender, and L/C Issuer; JPMorgan Chase Bank, N.A., and Wells Fargo, N.A., as Syndication Agents; and RBS Citizens N.A., as Documentation Agent (the “Credit Agreement”). The Third Amendment to the Credit Agreement amends in part the definition of “Change of Control” as defined in the Credit Agreement.

The Third Amendment to the Credit Agreement is incorporated by reference as Exhibit 10.1 attached to this Report. The foregoing summary description of the Third Amendment to the Credit Agreement is qualified in its entirety by reference to such exhibit.

Section 9 - Financial Statements and Exhibits.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1 -Third Amendment to Third Amended and Restated Credit Agreement, dated as of June 16, 2015, among the Company and Certain Subsidiaries as Borrowers; the Lenders party thereto; Bank of America N.A., as Administrative Agent, Swingline Lender, and L/C Issuer; JPMorgan Chase Bank, N.A., and Wells Fargo, N.A. as Syndication Agents; and RBS Citizens N.A., as Documentation Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURTISS-WRIGHT CORPORATION

By:	/s/ Glenn E. Tynan
Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date: June 18, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1
Third Amendment to Third Amended and Restated Credit Agreement, dated as of June 16, 2015, among the Company and Certain Subsidiaries as Borrowers; the Lenders party thereto; Bank of America N.A., as Administrative Agent, Swingline Lender, and L/C Issuer; JPMorgan Chase Bank, N.A., and Wells Fargo, N.A. as Syndication Agents; and RBS Citizens N.A., as Documentation Agent.